Exhibit 99.5(a)

Symetra Life Insurance Company [777 108th Avenue NE, Suite 1200 | Bellevue, WA 98004-5135] [Mailing Address: PO Box 3882 | Seattle, WA 98124-3882] [Phone 1-800-796-3872 | TTY/TDD 1-800-833-6388]

[SPINNAKER®]
Individual Flexible Premium Variable Deferred Annuity Application	Page 1 of 4

IMPORTANT

YOU HAVE PURCHASED AN ANNUITY CONTRACT. CAREFULLY REVIEW IT FOR LIMITATIONS.

30-DAY RIGHT TO EXAMINE THE CONTRACT: ON THE OWNER’S WRITTEN REQUEST, SYMETRA LIFE IS REQUIRED TO PROVIDE WITHIN A REASONABLE TIME REASONABLE FACTUAL INFORMATION REGARDING THE BENEFITS AND PROVISIONS OF THIS CONTRACT. IF FOR ANY REASON THE OWNER IS NOT SATISFIED WITH THIS CONTRACT, THE OWNER MAY RETURN THIS CONTRACT WITHIN 30 DAYS AFTER IT IS DELIVERED AND RECEIVE A REFUND OF ALL MONIES PAID.

Product Information	[Spinnaker®] (Minimum: NQ- $2,000, IRA - $30)	Initial Purchase Payment $
	☐ Non-Qualified	☐ Qualified
	☐ 1035 Exchange*	☐ IRA for tax year
☐ Check if Roth IRA
☐ Check if SEP IRA
☐ Check if SIMPLE IRA
☐ Check if Transfer*
☐ Check if Rollover*
	*Must complete rollover, transfer, and/or exchange request form.	☐ Other

Owner Information (The maximum issue age is 85.)	Owner’s Name			SSN/TIN
	Address (number and street, city, state, zip)			Phone No. (include area code)
	Birth Date	Trust ☐	Sex ☐ M ☐ F	E-Mail Address
Joint Owner Information (The maximum issue age is 85.)	Joint Owner’s Name (Non-Qualified Only)			SSN/TIN
	Address (number and street, city, state, zip)			Phone No. (include area code)
	Date of Birth	Sex ☐ M ☐ F		E-Mail Address
Annuitant Information (If different from Owner. The maximum issue age is 85.)	Annuitant’s Name – If Different from Owner (Non-Qualified Only)			SSN/TIN
	Address (number and street, city, state, zip)			Phone No. (include area code)
	Date of Birth	Sex ☐ M ☐ F		E-Mail Address
	Joint Annuitant’s Name – If Different from Joint Owner (Non-Qualified Only)			SSN/TIN
	Address (number and street, city, state, zip)			Phone No. (include area code)
	Date of Birth	Sex ☐ M ☐ F		E-Mail Address

Beneficiaries		Percentage(%)	Name	SSN/TIN
(The percentages must total 100% for all primary beneficiaries and 100% for all contingent beneficiaries.) P - primary C - contingent	☐P
☐P
☐C
☐P
☐C
For additional beneficiaries, attach a separate signed and dated sheet and check here ☐. Note: A surviving Joint Owner will become the sole Primary Beneficiary upon the death of a Joint Owner.

Purchase Payments

Purchase Payments to the Symetra Life Fixed Account will be allocated immediately upon receipt. Purchase Payments to the variable Portfolios may initially be allocated to the [Fidelity VIP Money Market Portfolio – Service Class 2] as described in your Contract and then will be allocated according to your investment instructions, unless you have canceled the Contract.

• For your initial Purchase Payment, indicate your investment instructions on the following page in “Column 1: Initial Purchase Payment”.

• For subsequent Purchase Payments, indicate your investment instructions on the following page in “Column 2: Subsequent Purchase Payments”.

Symetra® and the Symetra Financial logo are registered service marks of Symetra Life Insurance Company.

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INDIVIDUAL FLEXIBLE PREMIUM VARIABLE DEFERRED ANNUITY APPLICATION	Page 2 of 4

Scheduled Transfers	☐	I have read the information in the prospectus about the following scheduled transfers and would like to elect:
☐

Dollar Cost Averaging: I elect to transfer $                     ([$50] minimum) from ☐ the Fixed Account and/or ☐ the                                                               Portfolio ☐ monthly or ☐ quarterly to the Portfolios listed on the following page in “Column 3: Scheduled Transfers”. If I have elected transfers from two or more investment options and I have different investment instructions for the transfers, I have attached a separate signed and dated sheet with those instructions and I have checked here ☐. Transfers from the Fixed Account are limited to 1.33% per month (4% per quarter) of the value in the Fixed Account as of the date of the initial transfer. However, if the transfer limit is recalculated annually, the limit is raised to 1.5% per month (4.5% per quarter). If I am electing transfers from the Fixed Account, I elect to have the dollar amount to be transferred ☐ calculated as of the date of the initial transfer or ☐ recalculated annually.

☐

Appreciation or Interest Sweep ([$10,000] minimum contract value required): I elect to have ☐ the appreciation of the [Fidelity VIP Money Market Portfolio – Service Class 2] (up to [10%] of the money market account value each Contract Year) and/or ☐ the interest earned on the Fixed Account (up to [10%] of the Fixed Account value each Contract Year) transferred ☐ monthly or ☐ quarterly or ☐ annually to the Portfolios listed on the following page in “Column 3: Scheduled Transfers”. If I have elected transfers from both the [Fidelity VIP Money Market Portfolio – Service Class 2] and the Fixed Account and I have different investment instructions for the transfers, I have attached a separate signed and dated sheet with those instructions and I have checked here ☐. Appreciation or Interest Sweep cannot be used to transfer money to the Fixed Account or to the [Fidelity VIP Money Market Portfolio – Service Class 2].

☐

Portfolio Rebalancing ([$10,000] minimum contract value required): I elect to rebalance the portion of my contract value allocated to the Portfolios ☐ quarterly or ☐ semiannually or ☐ annually according to the percentages listed on the following page in “Column 3: Scheduled Transfers”.

Investment Instructions	Please indicate your investment instructions below. You can only use whole percentages and the totals in each applicable column must equal 100%.

Initial Purchase Payment	Subsequent Purchase Payments	Scheduled Transfers	Investment Options
%	%	%	[American Century VP Balanced Fund]
%	%	%	[American Century VP Inflation Protection Class II Fund]
%	%	%	[American Century VP International Fund]
%	%	%	[American Century VP Large Company Value Class II Fund]
%	%	%	[American Century VP Ultra® Class II Fund]
%	%	%	[American Century VP Value Fund]
%	%	%	[Calvert VP Balanced Index Portfolio]
%	%	%	[Calvert VP Barclays Capital Aggregate Bond Index Portfolio]
%	%	%	[Calvert VP EAFE International Index Portfolio – Class F]
%	%	%	[Calvert VP Nasdaq – 100 Index Portfolio]
%	%	%	[Calvert VP Russell 2000 Small Cap Index Portfolio – Class F]
%	%	%	[Calvert VP S&P MidCap 400 Index Portfolio – Class F]
%	%	%	[Dreyfus IP – Technology Growth Portfolio – Initial Shares]
%	%	%	[The Dreyfus Socially Responsible Growth Fund, Inc. – Initial Shares]
%	%	%	[Dreyfus Stock Index Fund, Inc. – Service Shares]
%	%	%	[DWS Capital Growth VIP – Class B Shares]
%	%	%	[DWS Global Opportunities VIP – Class B Shares]
%	%	%	[DWS Global Thematic VIP – Class B Shares]
%	%	%	[DWS International VIP – Class A Shares]
%	%	%	[Fidelity VIP Contrafund® Portfolio – Initial Class]
%	%	%	[Fidelity VIP Equity-Income Portfolio – Initial Class]
%	%	%	[Fidelity VIP Freedom 2010 Portfolio – Service Class 2]
%	%	%	[Fidelity VIP Freedom 2015 Portfolio – Service Class 2]
%	%	%	[Fidelity VIP Freedom 2020 Portfolio – Service Class 2]
%	%	%	[Fidelity VIP Freedom 2025 Portfolio – Service Class 2]
%	%	%	[Fidelity VIP Freedom 2030 Portfolio – Service Class 2]
%	%	%	[Fidelity VIP Freedom Income Portfolio – Service Class 2]
%	%	%	[Fidelity VIP Growth & Income Portfolio – Initial Class]
%	%	%	[Fidelity VIP Mid Cap Portfolio – Service Class 2]
%	%	%	[Fidelity VIP Money Market Portfolio – Service Class 2]
%	%	%	[Fidelity VIP Overseas Portfolio – Service Class 2]
%	%	%	[Franklin Flex Cap Growth Securities Fund – Class 2]
%	%	%	[Franklin Income Securities Fund – Class 2]

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INDIVIDUAL FLEXIBLE PREMIUM VARIABLE DEFERRED ANNUITY APPLICATION	Page 3 of 4

Investment Instructions (cont.)	Column 1: Initial Purchase Payment	Column 2: Subsequent Purchase Payments	Column 3: Scheduled Transfers	Investment Options
	%	%	%	[Franklin Small Cap Value Securities Fund – Class 2]
	%	%	%	[Franklin Small-Mid Cap Growth Securities Fund – Class 2]
	%	%	%	[Franklin Templeton VIP Founding Funds Allocation Fund – Class 2]
	%	%	%	[Franklin U.S. Government Fund – Class 2]
	%	%	%	[Ibbotson Aggressive Growth ETF Asset Allocation Portfolio – Class II]
	%	%	%	[Ibbotson Balanced ETF Asset Allocation Portfolio – Class II]
	%	%	%	[Ibbotson Conservative ETF Asset Allocation Portfolio – Class II]
	%	%	%	[Ibbotson Growth ETF Asset Allocation Portfolio – Class II]
	%	%	%	[Ibbotson Income and Growth ETF Asset Allocation Portfolio – Class II]
	%	%	%	[Invesco V.I. Capital Appreciation Fund (Series II Shares)]
	%	%	%	[Invesco V.I. Capital Development Fund (Series II Shares)]
	%	%	%	[Invesco V.I. International Growth Fund (Series II Shares)]
	%	%	%	[Invesco V.I. Small Cap Equity Fund (Series II Shares)]
	%	%	%	[JPMorgan Insurance Trust Mid Cap Value Portfolio]
	%	%	%	[Mutual Shares Securities Fund – Class 2]
	%	%	%	[Neuberger Berman AMT Guardian Portfolio – Class S]
	%	%	%	[Neuberger Berman AMT Mid Cap Growth Portfolio – Class S]
	%	%	%	[Neuberger Berman AMT Regency Portfolio – Class S]
	%	%	%	[PIMCO All Asset Portfolio – Advisor Class Shares]
	%	%	%	[PIMCO CommodityRealReturn® Strategy Portfolio – Administrative Class Shares]
	%	%	%	[Pioneer Emerging Markets VCT Portfolio – Class II Shares]
	%	%	%	[Pioneer Equity Income VCT Portfolio – Class II Shares]
	%	%	%	[Pioneer High Yield VCT Portfolio – Class II Shares]
	%	%	%	[Pioneer Real Estate Shares VCT Portfolio – Class II Shares]
	%	%	%	[Pioneer Strategic Income VCT Portfolio – Class II Shares]
	%	%	%	[Templeton Developing Markets Securities Fund – Class 2]
	%	%	%	[Templeton Global Bond Securities Fund – Class 2]
	%	%	%	[Templeton Growth Securities Fund – Class 2]
Symetra Life Fixed Account
	%	%	NA	1-year initial guaranteed interest period
	%	NA	NA	[3-year] initial guaranteed interest period ([$1,000] minimum)
	%	NA	NA	[5-year] initial guaranteed interest period ([$1,000] minimum)

Telephone Transfer Authorization	☐

I/we hereby authorize Symetra to accept and act on telephone instructions from me or any person(s) listed below regarding the transfer of funds between investment options of my variable annuity contract. This authorization will remain in effect until Symetra receives written revocation from me.

Symetra will employ reasonable procedures to confirm that instructions communicated by telephone are genuine. Symetra reserves the right to refuse telephone instructions from any caller when unable to confirm to Symetra’s satisfaction that the caller is authorized to give those instructions.

To transfer by telephone, call Symetra at [1-800-SYMETRA (1-800-796-3872)]. All telephone transfer calls will be recorded. You or your authorized third party will be required to provide the identification information listed below. Written confirmation of transfer transaction(s) will be mailed to you.

Unless otherwise indicated, this form does not permit anyone else to exercise discretionary authority to effect transactions on your behalf without obtaining your prior authorization.

Full Name of Authorized Third Party:

Identification Information:
	Owner’s mother’s maiden name	Joint Owner’s mother’s maiden name

Electronic Delivery

Symetra provides prospectus updates, semiannual reports, and annual reports to consenting Owners electronically. If you would like to receive these documents in electronic format, please complete this section. If the Contract will be owned by joint Owners, both Owners must consent to electronic delivery.

You may incur costs when accessing these documents over the Internet, such as Internet Service Provider fees and charges for on-line time (including any time you may spend downloading the necessary software we have provided).

By choosing to receive e-mail notification when documents are available on the Internet, you accept the responsibility to provide us with a current e-mail address. If your e-mail address changes, please provide us with your new e-mail address as soon as possible. If your e-mail address proves to be invalid, your e-mail enrollment will be cancelled and we will mail you printed copies of the documents.

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INDIVIDUAL FLEXIBLE PREMIUM VARIABLE DEFERRED ANNUITY APPLICATION	Page 4 of 4

Electronic Delivery (cont.)

This consent will be in effect until you revoke it. You may revoke it any time by calling [1-800-SYMETRA

(1-800-796-3872)]. If you consent to electronic delivery, at any time you also may request that we send you a paper copy.

☐ I/we hereby authorize Symetra to accept and act on telephone instructions from me or any person(s) listed below regarding the transfer of funds between investment options of this contract. This authorization will remain in effect until Symetra receives written revocation from me.

Owner Statements and Certification Please Read and Complete

Have you received a current prospectus?    ☐  Yes    ☐  No

Would you like to receive a copy of the Statement of Additional Information (SAI)?    ☐  Yes    ☐  No

Do you have any existing life insurance policies or annuity contracts with this or any other company?    ☐  Yes    ☐  No

Will the annuity applied for here replace any annuity or life insurance from this or any other company? ☐  Yes    ☐  No    If yes, please provide the company name and policy number.

	Company Name	Policy Number
	Company Name	Policy Number

I declare that the statements and answers on this application are full, complete, and true, to the best of my knowledge and belief, and shall form a part of the annuity contract issued hereon. I understand and agree that any fees or taxes specified in the contract will be deducted from my purchase payments or contract value, as applicable.

Under penalties of perjury, I certify that the Social Security Number or Tax Identification Number listed on this application is correct and that I am not subject to backup withholding either because I have not been notified by the IRS that I am subject to backup withholding or the IRS has notified me that I am no longer subject to backup withholding.

I understand that when annuity payments are based on investment performance of the Separate Account, the dollar amounts cannot be predicted or guaranteed. With this in mind, I believe that the Contract is consistent with my financial needs.

	Signature of Owner	Signature of Joint Owner (if applicable)
	Signed in the City and State of	Date

Agency / Agent Statements Mail contract directly to: ☐ Owner ☐ Agent’s office for delivery to owner

Does the Owner have any existing life insurance policies or annuity contracts with this or any other company?    ☐  Yes    ☐  No

Will the annuity applied for here replace any annuity or life insurance from this or any other company?

☐  Yes    ☐  No     If yes, I have attached the required state replacement forms, if applicable.

Agency’s explanation of how this Contract will serve the Owner’s needs:
I hereby certify that the answers to the questions above are true to the best of my knowledge and belief.
	Print Agent Name and Agency Name			Agent Stat #
	Signature of Agent(s)	Address
	Location/State ID #		Telephone	Date
Fraud Warning

Any person who, with intent to defraud or knowing he/she is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement may be guilty of insurance fraud.

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